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                                                                   EXHIBIT 10.29

                         NON-NEGOTIABLE PROMISSORY NOTE



$300,000                                                        October 13, 1998


        FOR VALUE RECEIVED, Bikers Dream, Inc. (the "Company"), hereby promises to pay MD Strategic LP (the "Payee") at 237 Park Avenue, New York, New York 10017 (or at such other address as the Payee may notify the Company from time to time), the principal sum of Three Hundred Thousand Dollars ($300,000) as the outstanding principal amount hereof, whichever is less, in lawful money of the United States of America and in immediately available funds, without set-off, counterclaim or deduction of any kind, on November 12, 1998, and to pay interest on the unpaid principal amount of this Note for the period commencing on the date of this Note until this Note shall be paid in full at a rate equal to 18.0% per annum. Principal and accrued interest on this Note shall be payable by November 12, 1998 or next financing whichever event occurs first.

        This Note shall have the following terms and conditions:

        1. 4 points will be paid on the principal amount of this loan on closing.

        2.      This Note may be extended with the option of the Payee.

        3. Meyer, Duffy & Associates outstanding consulting bills through October, 1998 will be brought current on closing of this loan.

        4. This Note may be prepaid, in whole or in part, prior to the Maturity Date. The indebtedness evidenced by this Note shall be secured by all assets of the Company.

        5. An "Event of Default" shall occur if one or more of the following events shall occur and be continuing: (A) the Company shall fail to pay the principal of the Note when due; (B) the Company shall default in any material respect under the Agreement, which default remains uncured 15 days after written notice thereof from the holder hereof to the Company, (C) the Company shall fail to pay any interest or any other amount payable by it under this Note and such failure shall not be fully remedied within ten days after the date when such amount was due, (D) the Company shall (i) apply for or consent to the appointment of, or taking possession by, a receiver, custodian, trustee or liquidation of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its





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                creditors, (iii) commence a voluntary case under any relevant bankruptcy code or similar law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (iv) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect), or (v) admit in writing its inability to pay its debt generally as they become due, or (vi) take any action for the purpose of effecting any of the foregoing; or (E) a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or all or any substantial parts of its assets, or (iii) similar relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Company shall be entered in an involuntary case under any relevant bankruptcy code or similar law (as now or hereafter in effect).

        6. THEREUPON, (1) in the case of an Event of Default other than one referred to in clause (D) or (E) of the immediately preceding paragraph, the Payee, by written notice to the Company, may declare the principal amount then outstanding of and the accrued interest on the Note and all other amounts payable by the Company hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind (other than the notice expressly provided for above in the subclause (1), all of which are hereby expressly waived by the Company; and (2) in the case of an Event of Default referred to in clause (D) or (E) of the immediately preceding paragraph, the principal amount then outstanding of, and the accrued interest on, the Note and all other amounts payable by the Company hereunder shall become automatically immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

        7. The Company agrees to pay all costs of collection and enforcement of this Note.

        8. This Note may be negotiated, assigned or transferred without the consent of the Company.



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        9.      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
                THE LAWS OF THE STATE OF NEW YORK.


                                        BIKERS DREAM, INC.



                                        By: /s/ Herm Rosenman
                                           -------------------------------------
                                           Herm Rosenman
                                           Chief Executive Officer



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